Exhibit 5.1

January 4, 2022

AerSale Corporation

255 Alhambra Circle, Suite 435

Coral Gables, Florida 33134

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

You have requested our opinion, as counsel to AerSale Corporation, a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof (such registration statement, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offer and sale by the Selling Stockholders named in the Registration Statement of an aggregate of up to (i) 25,434,873 outstanding shares (the “Resale Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), (ii) 750,000 outstanding private warrants (the “Resale Warrants”) to acquire shares of Common Stock and (iii) 750,000 shares of Common Stock (the “Warrant Shares”) that are issuable from time to time upon exercise of the private warrants. This opinion is being issued pursuant to the requirements of the Act.

Capitalized terms used herein but not defined herein have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Resale Warrants, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each amended to date, resolutions of the board of directors of the Company, and the originals or copies certified or otherwise identified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, each of which we have assumed has been fully executed. As to factual matters material to the opinions expressed herein which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

In rendering our opinion set forth below, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; (iv) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (v) all signatures (other than signatures on behalf of the Company) on each such document are genuine; (vi) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof and (vii) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. We also have assumed that the parties to all agreements in which the Resale Shares and Resale Warrants were issued have complied with the terms thereof and that the Company has actually received the consideration for the issuance of those shares and warrants. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have further assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Common Stock such that there are insufficient remaining authorized but unissued shares of Common Stock for issuance pursuant to exercise of the Resale Warrants. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Resale Warrants following the date hereof will be issued for not less than par value. We have not verified any of those assumptions.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (1) the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable, (2) the Resale Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (3) the Warrant Shares issuable upon the exercise of the Resale Warrants, when exercised in accordance with the terms of such warrants against payment therefor, will have been duly authorized and will be validly issued, fully paid and nonassessable.

Our opinion set forth in paragraph (2) is subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We express no opinion as to matters governed by any laws other than the corporate laws of the State of Delaware and the federal securities laws of the United States of America, as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any other facts that might change the opinion expressed or of any subsequent changes in applicable law.

Sincerely,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP